NUMBER: **317518**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

ANNOVA INTERNATIONAL HOLDINGS CORP.

has this day changed its name to

ANNOVA BUSINESS GROUP INC.

Issued *under my hand at Victoria, British Columbia*
on April 27, 1995

JOHN S. POWELL
Registrar of Companies